UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 5, 2009, Kraft Foods Inc., a Virginia corporation, issued a press release announcing earnings for the first-quarter ended March 31, 2009. A copy of the earnings press release is furnished as Exhibit 99.1 to this report.

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Our top-line guidance measure is organic net revenues, which excludes the impact of acquisitions, divestitures and currency. We use organic net revenues and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results.

Management uses segment operating income to evaluate segment performance and allocate resources. We believe it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of our U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. In 2009, we began excluding certain components of our U.S. pension plan cost from segment operating income because they are centrally managed. We centrally manage pension plan funding decisions, and determine discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, we allocate only the service cost component of our U.S. pension plan expense to segment operating income. We exclude the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. Accordingly, we do not present these items by segment because they are excluded from the segment profitability measure that management reviews.

Our five-year Restructuring Program, which ended in 2008, included asset impairment, exit and implementation costs. Implementation costs are directly attributable to exit costs; however, they do not qualify for exit cost treatment under U.S. GAAP. Management believes this disclosure provides better transparency into the total costs of our Restructuring Program.

See the schedules attached to the press release for supplemental financial data and corresponding reconciliations to certain GAAP financial measures for the quarters ended March 31, 2009 and 2008. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in our 2009 Outlook, we have not provided that information. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our results prepared in accordance with GAAP. In addition, the non-GAAP measures we use may differ from non-GAAP measures used by other companies.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated May 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: May 5, 2009
/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer